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                              Sullivan & Worcester
                                   Letterhead


July 9, 1987



Willkie Farr & Gallagher
One Citicorp Center
153 E. 53rd Street
New York, New York  10022

         Re:      Counsellors Fixed Income Fund


Dear Sirs:

         You have requested our opinion with respect to certain matters of Massachusetts law relating to the organization of Counsellors Fixed Income Fund, a Massachusetts business trust with transferable shares (the "Trust"), established under an Agreement and Declaration of Trust dated January 20, 1987 (the Declaration").

         We have acted as Massachusetts counsel to the Trust in connection with the execution and delivery of the Declaration, and the actions taken by the Trustees of the Trust to organize the Trust and to authorize the issuance and sale of shares of beneficial interest, $0.001 par value per share, of the series of shares authorized by the Declaration (the "Shares"). In this connection we have participated in the drafting of, and are familiar with, the Declaration and the By-laws of the Trust, and we have examined the Prospectus and Statement of Additional Information (the "Prospectus") included in the trust's Registration Statement on Form N-1A (the "Registration Statement"), substantially in the form in which the Registration Statement has become, or is about to become, effective, the records of the actions of the Trustees of the Trust to organize the Trust and to authorize the issue of its Shares, certificates of Trustees and officers of the Trust and of public officials as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity
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Willkie Farr & Gallagher
July 9, 1987
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to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

         Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of The Commonwealth of Massachusetts:

         1. The Trust has been duly organized and is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

         2. The Trust is authorized to issue an unlimited number of Shares; the presently outstanding Shares (the "Outstanding Shares") and the Shares to be offered for sale by the Prospectus (the "New Shares") have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

         3. The Outstanding Shares are, and when the New Shares have been duly sold, issued and paid for as contemplated by the Prospectus such New Shares will be, validly and legally issued; and the Outstanding Shares are, and when so sold, issued and paid for the New Shares will be, fully paid and non-assessable by the Trust.

         With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

         This letter expresses our opinions as to the provisions of the Declaration and the laws of The Commonwealth of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

         You may rely upon the foregoing opinions in rendering your opinion letter on the same matters which is to be filed as an exhibit to the Registration Statement, and we hereby consent to the reference to us in the Prospectus, and to the filing of this letter with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                               Very truly yours,
                                               /s/ Sullivan & Worcester
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                                               SULLIVAN & WORCESTER